                                             REGISTRATION STATEMENT NO. 33-97516


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                VARITY CORPORATION
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                                                22-3091314
-------------------------------                           ----------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)


                              672 DELAWARE AVENUE
                               BUFFALO, NY 14209
                                 (716) 888-8000
                        ---------------------------------
                     (Address of principal executive offices)


                      VARITY CORPORATION GLOBAL SHARE PLAN
                        ---------------------------------
                            (Full title of the Plan)


                               KENNETH L. WALKER
                               VARITY CORPORATION
                              672 DELAWARE AVENUE
                               BUFFALO, NY 14209
                                (716) 888-8000
       -------------------------------------------------------------------
           (Name, address and telephone number of agent for service)

                        ________________________________


                              Page 1 of ___ Pages
                   Index to Exhibits Appears on Page ___.

                        CALCULATION OF REGISTRATION FEE

===============================================================================

       Title of               Amount            Proposed Maximum      Proposed Maximum          Amount of
      Securities               to be             Offering Price           Aggregate         Registration Fee
         To be              Registered           Per Share (1)       Offering Price (1)
      Registered

====================================================================================================================
 Common Stock,               1,000,000              $44.125              $44,125,000           $15,215.52
 $.01 par value

====================================================================================================================

(1) The offering prices for the 1,000,000 shares which may be acquired under the Plan is not presently determinable. The offering price for such shares is estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the Company's Common Stock as reported on the consolidated reporting system for September 29, 1995.

           _________________________________________________________

         This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission are incorporated in this Registration Statement by reference:

         (1) The Company's Annual Report on Form 10-K for the year ended January 31, 1995 (Commission File No.1-5190);

         (2) All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since January 31, 1995;

         (3) The description of the Company's Common Stock contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Registrant's Common Stock, par value $.01 per share, is registered pursuant to Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to Section 145 of the Delaware General Corporation Law, the Registrant may provide that a director, officer, employee or agent of the Registrant be entitled to be indemnified for the expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him by virtue of his acting as such director, officer, employee or agent, provided he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful, except that in any action or suit by or in the right of the Registrant such person shall be indemnified only for the expenses actually and reasonably incurred by him and, if such person shall have been adjudged to be liable to the Registrant, he shall not be indemnified unless and only to the extent that a court of appropriate jurisdiction shall determine that such indemnification is fair and reasonable.

         Article VI, Section 1 of the Registrant's By-Laws provides that each person (and, where applicable, such person's personal representative, estate, legatee, and/or heirs), who is or has served as a director or officer of the Registrant, any predecessor of the Registrant, or any other enterprise at the request of the Registrant or predecessor of the Registrant, shall be indemnified by the Registrant in connection with such service in accordance with and to the full extent provided by Section 145 of the Delaware General Corporation Law.

         Article VI, Section 8 of the Registrant's By-Laws provides that the indemnification provided by the By-Laws is not exclusive of any rights to which any director or officer of the Registrant may otherwise be entitled.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         Not Applicable.

ITEM 9.  UNDERTAKINGS

         (a)     The undersigned hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the option of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on the 29th day of September, 1995.


                                        Varity Corporation

                                        By: /s/ VICTOR A. RICE
                                            -------------------------------
                                            Victor A. Rice
                                            Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on the 29th day of September, 1995.


         Signature                                          Title


/s/   VICTOR A. RICE
---------------------------------       Chairman, Chief Executive Officer and
      Victor A. Rice                    Director (principal executive officer)


/s/   NEIL D. ARNOLD
---------------------------------       Senior Vice President, Chief Financial
      Neil D. Arnold                    Officer (principal financial officer)


/s/ MARK J. MACGUIDWIN
---------------------------------       Vice President and Controller
    Mark J. MacGuidwin                  (principal accounting officer)



---------------------------------       Vice Chairman and Director
    Vincent D. Laurenzo



---------------------------------       Director
    Thomas N. Davidson

---------------------------------       Director
    William A. Corbett


/s/ ROBERT M. GATES
---------------------------------       Director
    Robert M. Gates


/s/ LUIZ F. KAHL
---------------------------------       Director
    Luiz F. Kahl


/s/ W. DARCY MCKEOUGH
---------------------------------       Director
    W. Darcy McKeough


/s/ BRYAN NICHOLSON
---------------------------------       Director
    Bryan Nicholson


/s/ PAUL M.F. CHENG
---------------------------------       Director
    Paul M.F. Cheng


/s/ WARREN S. RUSTAND
---------------------------------       Director
    Warren S. Rustand


---------------------------------       Director
    William R. Teschke


/s/  ROBIN H. WARRENDER
---------------------------------       Director
     Robin H. Warrender

                                 EXHIBIT INDEX

         The following exhibits are filed as part of this Registration
Statement.

Exhibit Number            Description                                                Page Number
--------------            -----------                                                -----------
4(a)                      Restated Certificate of Incorporation of the
                          Company (filed on September 25, 1991 as
                          Exhibit 3.1 to the Company's Registration
                          Statement on Form 8-B (Commission File
                          No. 1-5190) and incorporated herein by reference)

4(b) By-Laws of the Company (filed on June 14, 1991 as Exhibit 3(b) to the Company's Registration
                          Statement on Form S-4 (Commission File
                          No. 33-41125) and incorporated herein
                          by reference)

23(a)                     Consent of KPMG Peat Marwick LLP, dated
                          October 2, 1995
